EXHIBIT 4.2

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                                                            Warrants to Purchase
                                                   40,300 Shares of Common Stock

                                     TEKELEC

             INCORPORATED UNDER THE LAWS OF THE STATE OF CALIFORNIA

                           Void after January 25, 2007

         The Warrants evidenced by this certificate have been issued for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

         This Certificate evidences the right of Allan J. Toomer (the "Holder") to purchase 40,300 shares of Common Stock, without par value (the "Shares"), of Tekelec, a California corporation (the "Company"), at a price of $18.625 per Share; subject, however, to the terms and conditions hereinafter set forth.

         1. Term of Warrants. The Warrants may be exercised only during the period commencing on June 30, 1997 through the close of business on January 25, 2007 unless earlier terminated in accordance with the terms hereof (the "Warrant Term"), and may be exercised only in accordance with the terms and conditions hereinafter set forth.

         2. Exercise of Warrants. The Warrants shall be exercisable as follows:

                  (a) Right to Exercise. The Warrants shall vest and become exercisable cumulatively in three equal installments with the first of such installments vesting on June 30, 1997 and an additional installment vesting on the last day of each calendar quarter thereafter (i.e., September 30, 1997 and December 31, 1997) so long as the Holder serves as an employee of the Company ("Employee"). The Warrants will vest in full and become immediately exercisable upon the termination of the Holder's employment prior to December 31, 1997 for any reason other than (i) the Holder's voluntary termination without "good reason" as such term is defined in the Company's Officer Severance Plan or (ii) "for cause" as such term is defined in the Officer Severance Plan.

                  (b) Method of Exercise; Payment; Issuance of New Warrants; Transfer and Exchange. The Warrants may be exercised by the Holder, in whole or in part, by the surrender of this Certificate, properly endorsed, at the principal office of the Company, and by the payment to the Company by check of the then applicable Warrant Price (as such term is hereinafter defined). In the event of any exercise of the Warrants, certificates for the Shares so purchased shall be delivered to the Holder within a reasonable time after the Warrants shall have been so exercised, and unless the Warrants have expired, a new certificate representing the right to purchase the number of Shares, if any, with respect to which this Certificate shall not then have been exercised shall also be issued to the Holder within such time. All such new certificates shall be dated the date hereof and shall be identical to this Certificate except as to the number of Shares issuable pursuant thereto.

                  (c) Restrictions on Exercise. The Warrants may not be exercised if the issuance of the Shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations. As a condition to the exercise of the Warrants, the Company may require the Holder to make such representations and warranties to the Company as may be required by applicable law or regulation.

         3. Termination of Employment. If the Holder ceases to serve as an Employee for any reason other than death or permanent and total disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code")) and thereby terminates his status as an Employee, then the Holder shall have the right to exercise the Warrants at any time within three months after the date of such termination to the extent that the Holder was entitled to exercise the Warrants at the date of such termination in accordance with Section 2(a) hereof. To the extent that the Holder was not entitled to exercise the Warrants at the date of such termination, or to the extent the Warrants are not exercised within the time specified herein, the Warrants shall terminate. Notwithstanding the foregoing, the Warrants shall not be exercisable after the expiration of the term set forth in Section 1 hereof.

         4. Death or Disability. If the Holder ceases to serve as an Employee due to death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code), then the Warrants may be exercised at any time within six months after the date of death or termination of employment due to disability, in the case of death, by the Holder's estate or by a person who acquired the right to exercise the Warrants by bequest or inheritance, or, in the case of disability, by or on behalf of the Holder, but in any case only to the extent the Holder was entitled to exercise the Warrants at the date of such termination. To the extent that the Holder was not entitled to exercise the Warrants at the date of termination, or to the extent the Warrants are not exercised within the time specified herein, the Warrants shall terminate. Notwithstanding the foregoing, the Warrants shall not be exercisable after the expiration of the terms set forth in Section 1 hereof.

         5. Stock Fully Paid; Reservation of Shares. The Company covenants and agrees that all Shares will, upon issuance and payment in accordance herewith, be fully paid, validly issued and nonassessable. The Company further covenants and agrees that during the Warrant Term the Company will at all times have authorized and reserved for the purpose of the issue upon exercise of the Warrants at least the maximum number of Shares as are issuable upon the exercise of the Warrants.

         6. Adjustment of Purchase Price and Number of Shares. The number and kind of securities purchasable upon the exercise of the Warrants and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

                  (a) Consolidation, Merger or Reclassification. If the Company at any time while the Warrants remain outstanding and unexpired shall consolidate with or merge into any other corporation, or sell all or substantially all of its assets to another corporation, or reclassify or in any manner change the securities then purchasable upon the exercise of the Warrants (any of which shall constitute a "Reorganization"), then lawful and adequate provision shall be made whereby this Certificate shall thereafter evidence the right to purchase such number and kind of securities and other property as would have been issuable or distributable on account of such Reorganization upon or with respect to the securities which were purchasable or would have become purchasable under the Warrants immediately prior to the Reorganization. The Company shall not effect any such Reorganization unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such Reorganization shall assume by written instrument executed and mailed or delivered to the Holder, at the last address of the Holder appearing on the books of the Company, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase. Notwithstanding anything in this Section 6(a) to the contrary, the prior two sentences shall be inoperative and of no force and effect if upon the completion of any such Reorganization the shareholders of the Company immediately prior to such event do not own at least 50% of the equity interest of the corporation resulting from such Reorganization, and those Warrants which are unexercised shall expire on the completion of such Reorganization, if the notice required by
Section 6(e) hereof has been duly given.

                  (b) Subdivision or Combination of Shares. If the Company at any time while the Warrants remain outstanding and unexpired shall subdivide or combine its Common Stock, the Warrant Price shall be adjusted to a price determined by multiplying the Warrant Price in effect immediately prior to such subdivision or combination by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such subdivision or combination and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such subdivision or combination.

                  (c) Certain Dividends and Distributions. If the Company at any time while the Warrants are outstanding and unexpired shall take a record of the holders of its Common Stock for the purpose of:

                           (i) Stock Dividends. Entitling them to receive a
dividend payable in, or other distribution without consideration of, Common Stock, then the Warrant Price shall be adjusted to that price determined by multiplying the Warrant Price in effect immediately prior to each dividend or distribution by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution; or

                           (ii) Distribution of Assets, Securities, etc. Making
any distribution without consideration with respect to its Common Stock (other than a cash dividend) payable otherwise than in its Common Stock, the Holder shall, upon the exercise thereof, be entitled to receive, in addition to the number of Shares receivable thereupon, and without payment of any additional consideration therefor, such assets or securities as would have been payable to him as owner of that number of Shares receivable by exercise of the Warrants had he been the holder of record of such Shares on the record date for such distribution; and an appropriate provision therefor shall be made a part of any such distribution.

                  (d) Adjustment of Number of Shares. Upon each adjustment in the Warrant Price pursuant to Subsections (b) or (c) (i) of this Section 6, the number of Shares purchasable hereunder shall be adjusted to that number determined by multiplying the number of Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately following such adjustment.

                  (e) Notice. In case at any time:

                           (i) The Company shall pay any dividend payable in
stock upon its Common Stock or make any distribution, excluding a cash dividend, to the holders of its Common Stock;

                           (ii) The Company shall offer for subscription pro
rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                           (iii) There shall be any reclassification of the
Common Stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or

                           (iv) There shall be a voluntary or involuntary
dissolution, liquidation or winding up of the Company;

                           then, in any one or more of such cases, the Company
shall give to the holder of the Warrants at least ten days' prior written notice (or, in the event of notice pursuant to Section 6(e)(iii), at least 30 days' prior written notice) of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect to any such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up. Such notice in accordance with the foregoing clause shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Each such written notice shall be given by first-class mail, postage prepaid, addressed to the Holder at the address of the Holder as shown on the books of the Company.

                  (f) No Change in Certificate. The form of this Certificate need not be changed because of any adjustment in the Warrant Price or in the number of Shares purchasable on its exercise. The Warrant Price or the number of Shares shall be considered to have been so changed as of the close of business on the date of adjustment.

         7. Fractional Shares. No fractional Shares will be issued in connection with any subscription hereunder but, in lieu of such fractional Shares, the Company shall make a cash payment therefor upon the basis of the fair market value of the Shares.

         8. Nontransferability of Warrants. The Warrants may be exercised during the lifetime of the Holder only by the Holder, and may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner, in whole or in part, either voluntarily or involuntarily by operation of law, other than by will or the laws of descent or distribution, without the prior written consent of the Company, which consent may be granted or withheld by the Company in its sole discretion.

         9. No Rights as Shareholder. The Holder of the Warrants, as such, shall not be entitled to vote or receive dividends or be considered a shareholder of the Company for any purpose, nor shall anything in this Certificate be construed to confer on the Holder, as such, any rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action, to receive notice of meetings of shareholders, to receive dividends or subscription rights or otherwise.

         10. Definitions. As used in this Certificate:

                  (a) "Warrants" shall mean the rights evidenced by this Certificate.

                  (b) "Warrant Price" shall mean $18.625, as adjusted in accordance with Section 6 hereof.

         Dated as of January 25, 1997.

                                   TEKELEC

                                   By:  Gilles C. Godin
                                        ----------------------------------------
                                        Gilles C. Godin, Chief Financial Officer

Attest:

Ronald W. Buckly
----------------------------------
Ronald W. Buckly, Secretary

                                     TEKELEC

                                SUBSCRIPTION FORM

         (To be completed and signed only upon exercise of the Warrants)

TO:      Tekelec
         26580 West Agoura Road
         Calabasas, California 91302

         Attention:  Secretary


         The undersigned, the holder and registered owner of the attached Warrants, hereby irrevocably and unconditionally elects to exercise such Warrants and to purchase __________* shares of Tekelec Common Stock pursuant to the terms and conditions thereof, and herewith tenders a check in the amount of $___________ in full payment of the purchase price for such shares, and requests that the certificate(s) for such shares be issued in the name of and delivered to:

                         (Please print name and address)


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Dated:                                  Signature:
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         *Insert here the number of shares called for on the face of the
Warrants (or in the case of partial exercise, that portion as to which the Warrants is being exercised), without making any adjustment for additional Common Stock or any other securities or property which, under the adjustment provisions of the Warrants, may be deliverable upon exercise.